Colorado Secretary of State
Date and Time: 02/06/2013 12:34 PM
Document must be filed electronically.	ID Number: 19991029450
Paper documents are not accepted.
Fees & forms are subject to change.	Document number: 20131086824
For more information or to print copies	Amount Paid: $1.00
of filed documents, visit www.sos.state.co.us.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19991029450

1. Entity name:	STL Marketing Group, Inc.
(If changing the name of the corporation, indicate name before the name change)

2. New Entity name:
(if applicable)

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	[ ] “bank” or “trust” or any derivative thereof [ ] “credit union” [ ] “savings and loan” [ ] “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)
or

If the corporation’s period of duration as amended is perpetual, mark this box: [X]

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

AMD_PC	Page 2 of 1	Rev. 12/01/2012

8. Name (s) and address(es) of the individual(s) causing the document to be delivered for filing:	Kniep	Jaime
(Last)	(First)	(Middle)	(Suffix)

10 Boulder Crescent
(Street name and number or Post Office information)

Suite 102

Colorado Springs	CO	80903
(City)	(State)	(Postal/Zip Code)

United States
(Province – if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AMD_PC	Page 2 of 2	Rev. 12/01/2012

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF

STL Marketing Group, Inc.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned adopts the following amendment and restatement to its Articles of Incorporation:

1. The Articles of Incorporation of the corporation are amended and restated in their entirety to read as follows:

ARTICLE I
Name

The name of the Corporation is STL Marketing Group, Inc.

ARTICLE II

Purposes and Powers

The Corporation shall have and may exercise all of its rights, powers or privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado, and shall have and may exercise all powers necessary or convenient to effect any of the purposes for which the Corporation has been organized.

ARTICLE III

Capital Structure

3.1 Authorized Shares This Corporation is authorized to issue two classes of stock, which are Common Stock and Preferred Stock

Common Stock

The number of shares of Common Stock that this corporation is authorized to issue is two billion six hundred million (2,600,000,000) each with a par value of one tenth of a cent ($0.001). Each share of Common Stock shall have one (1) vote per share. Cumulative voting shall not be allowed in the election of directors or for any other purpose. No shareholder of this Corporation shall have any preemptive or similar right to acquire any additional or unissued or treasury shares of stock.

Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

3.2 Consideration for Shares The shares of the Corporation shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors of the Corporation

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

Preferred Stock

The description of the Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof are as follows

The shares of Preferred Stock that this Corporation is authorized to issue shall be one-million eight hundred thousand (1,800,000) for Preferred Class A Shares with a $1.00 Par Value, one-billion four hundred million (1,400,000,000) for Preferred Class B shares with a $0.001 par value and one-hundred twenty five thousand (125,000) Preferred Class C shares with a par value of one tenth of cent ($0.001).

Preferred Class A stock shall have a $1.00 par and a 10% preferred annual dividend on par value of ($0.10 per share) non-cumulative, I vole per share. Preferred Class A is convertible to Common, at no discount and shall be converted as the investment on the record divided by the average trading price ten days prior to conversion. Not convertible before March lst, 2018.

Preferred Class B stock shall have a 1.6 vote per share and is eligible for a non-preferred dividend. This Class may not be sold, traded, encumbered, or transferred unless the Company in its totality is sold or merged. This Class holds the right for the Company to operate its renewable energy facility.

Preferred Class C stock shall have no dividend or vote and can be converted to common Stock at a 50% of Market Price. Market Price means the average of the lowest three (3) trading prices daily volume weighted average prices in the ten trading days immediately prior to the date upon which the convertible preferred stock is converted.

Preferred Stock- Additional

(A) Preferred Stock may be issued, from time to time, in one or more Series, each of such Series to have such terms as are stated and expressed herein and in the resolutions providing for the issue of such Series adopted by the Board of Directors as hereinafter provided.

(B) The Board of Directors, subject to the provisions hereof, may classify or reclassify any unissued Shares of Preferred Stock into one or more Series of Preferred Stock by fixing or altering in anyone or more respects, from time to time, before Issuance of such unissued Shares.

(i) The distinctive designation of such Series and the number of Shares to constitute such Series;

(ii) The annual dividend rate on the Shares of such Series, the time of payment, whether or not dividends thereon shall be cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

(iii) The price at and any terms and conditions on which Shares may be redeemed;

(iv) The sinking fund provisions for the redemption or purchase of Shares;

(v) The amount payable on the Shares of such Series in the event of voluntary liquidation, dissolution, or winding up of the Corporation;

(vi) The amount payable on the Shares of such Series in the event of involuntary liquidation,

(vii) Whether or not the Shares of such Series shall be convertible into Shares of stock of any other class or classes, and if so convertible, the terms and conditions of such conversion;

(viii) The limitations and restrictions, if any to be effective while any Shares of such Series are outstanding, upon the payment of dividends or making of other distributions on the Common Stock or any other class or classes of stock of the Corporation ranking junior to the Shares of such Series;

(ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or any subsidiary and the conditions or restrictions, if any, upon the issuance of any additional stock (including additional Shares of such Series of any other Series) ranking on a parity with or prior to the Shares of such Series as to dividends or upon liquidation.

(x) Any right to vote with holders of Shares of any other Series or class and any right to vote as a class, either generally or as a condition to specified corporate action, and

(xi) Such other preferences, rights, restrictions, and qualifications as shall not be inconsistent herewith.

(C) All Shares within any Series of Preferred Stock shall be identical with each other in all respects, except that Shares of anyone Series issued at different times may differ as to the dates from which dividends thereon shall be cumulative, if cumulative dividends have been designated for such Series, and all Series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section (2) hereof.

(D) The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as herein set forth.

(E)(i) The holders of Preferred Stock of each Series shall be entitled to receive, and the Corporation shall be bound to pay, out of any funds legally available for such purpose. when and as declared by the Board of Directors, cash dividends thereon at such rate and payable at such limes as shall be fixed and determined for such Series as herein set forth Dividends with respect to each Series of Preferred Stock shall be cumulative or nun - cumulative, as determined by the Board of Directors, and shall accrue from such date or dates as shall have been fixed and determined with respect to such Series by the Board of Directors as herein provided.

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

(ii) In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, or any distribution be made or ordered in respect of, the Common Stock or any other class of stock ranking junior to the Preferred Stock, or any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of Shares of Common Stock or of any other such junior class of stock, unless;

(a) Full cumulative dividends, if any, on the Preferred Stock of all Series for all past dividend periods shall have been paid with respect to any outstanding Preferred Shares having cumulative dividend rights, and the full dividend on all outstanding Shares of Preferred Stock of all Series for the then current dividend period, if any shall have been paid or declared and set apart for payment, and

(b) The Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the Preferred Stock of all Series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been made good.

(iii) Subject to the foregoing provisions respecting the Preferred Stock, and not otherwise, dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared and paid upon the Common Stock, from time to time, out of any funds legally available therefore, and no holder of any Shares of any Series of Preferred Stock, as such, shall be entitled to participate in any such dividend.

(F) The Corporation, at the option of the Board of Directors, may. at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any Series of Preferred Stock, and at the redemption price per Share fixed and determined for such Series, redeem the whole or any part of the Shares of such Series at the time outstanding (the total sum so payable on any such redemption being herein referred to as the "redemption price") Notice of every such redemption shall be mailed to the holders of record of the Shares of such Series so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, Such notice shall be mailed at least 30 days in advance of the date designated for such redemption to the holders of record of Shares so to be redeemed. In case of the redemption of a part only of any Series at the time outstanding, the Shares of such Series so to be redeemed shall be selected by lot or pro rate in such manner as the Board of Directors may determine.

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

(G) If, on the redemption date specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Shares so called for redemption, then, notwithstanding that any certificates for Shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the Shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights of holders of the Shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price therefore but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of Six years from the date designated for such redemption shall revert to the general funds of the Corporation, after which reversion, the holders of such Shares so called for redemption shall look only to the Corporation for payment of the redemption price, and such Shares shall not still be deemed to be outstanding.

(H) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Preferred Stock of each Series shall be entitled, before any distribution shall be made to the Common Stock or to any other class of stock junior to the Preferred Stock, to be paid the amount fixed and determined by the board of Directors for such Series as herein provided, plus accrued and unpaid dividends thereon to the date of distribution, but the Preferred Stock shall not be entitled to any further payment, and any remaining net assets shall be distributed ratably to the outstanding Common Stock. If, upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding Shares of Preferred Stock of all Series of the full preferential amounts to which they are respectively entitled, then (he entire net assets of the Corporation shall be distributed ratably to all outstanding Shares of Preferred Stock of all Series in proportion to the full preferential amount to which each Share is untitled Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed in be a liquidation, dissolution, or winding up within the meaning of this section.

(I) The Preferred Stock shall not be convertible, except to the extent that anyone or more Series thereof may be issued with the privilege of conversion as may be determined by the Board of Directors prior to issuance of any Shares of such Series as herein set forth If the Shares of any Series arc so issued with the privilege of conversion, then, at the option of the respective holders thereof, the Preferred Stock of such Series shall be convertible into a number of fully paid and non-assessable Shares of the Common Stock or any other class of stock of the Corporation at the conversion rate or upon payment to the Corporation of the conversion price, which is in effect for the Preferred Stock of such Series at the time of such conversion. The initial conversion rate or conversion price (including, in the latter case, the number of Shares of Common Stock or other class of stock issuable upon conversion), and the terms and conditions of conversion for each Series issued with the privilege of conversion shall be fixed and determined by the Board of Directors as hereinafter provided Such conversion price or conversion rate. with respect to any such Series, may be subject, from time to time, to adjustment by virtue Of issuance of securities or rights to purchase securities of the Corporation, or upon any capital reorganization or reclassification of the Common Stock of the Corporation, or the consolidation or merger of the Corporation, or the sale, conveyance, lease, or oilier transfer by the Corporation of all or substantially all of its properly, or in other circumstances, all to the extent and in the manner fixed and determined by the Board of Directors as herein set forth.

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

(J) Shares of any Series of Preferred Stock which have been issued and reacquired in any manner by the Corporation (including Shares redeemed, Shares purchased and retired, and Shares which, if convertible or exchangeable, have been convened into or exchanged for Shares of stock of any other class, classes, or Series) shall have the status of authorized and unissued Shares of Preferred Stock and may be reissued as a part of the Series of which they were originally a part, or may be reclassified and reissued as pan of a new Series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, or as part of any other Series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors provided for the issue of any Series of Preferred Stock.

(K) None of the holders of Preferred Stock of any Series shall have any voting powers for any purpose, except as may be specifically required by law, or except as any such right to vote may be fixed and determined by the Board of Directors prior to issuance of any Shares of such Series as herein provided.

(L) In order for the Board of Directors to establish a Series of Preferred Stock, the Board of Directors shall adopt a resolution or resolutions setting forth the designation and the number of Shares of such Series and the relative rights and preferences thereof in respect of the foregoing particulars. The Board of Directors may redesignate any Shares of any Series theretofore established that have not been issued, or that have been issued and retired, as Shares of some other Series, or change the designation of outstanding Shares where desired to prevent confusion.

(M) For the purposes hereof and of any resolution of the Board of Directors providing for the classification or reclassification of any Shares of Preferred Stock:

(i) The term “outstanding” when used in reference to Shares of stock, shall mean issued Shares, excluding Shares held by the Corporation or a subsidiary, and Shares called for redemption, funds for the redemption of which shall have been deposited in trust.

ARTICLE IV
Regulation of Internal Affairs

4.1 Bylaws. The Board of Directors of the Corporation may amend or repeal the Bylaws of the Corporation, unless the shareholders, in amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders may amend or repeal the Bylaw even though the Bylaws may also be amended or repealed by the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Colorado Business Corporation Act or these Articles of Incorporation

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

ARTICLE V
LIMITATION ON LIABILITY OF DIRECTORS

5.1 Limitation on Liability of Directors. Each and every director of the Corporation shall not be personally liable to the Corporation or its shareholders to the fullest extent permitted by Section 7-108-402 of the Colorado Business Corporation Act, as the same may be and amended and supplemented, from time to time

2. The date the following amendments to the Articles of Incorporation were adopted:

February 4th, 2013 at 12:00 pm MST

3. Indicate the manner in which the amendments were adopted (mark only one).

[  ] No shares have been issued or Directors elected - Adopted by Incorporators

[  ] No shares have been issued hut Directors elected - Adopted by the Board of Directors

[X] Shares have been issued but shareholder action was not required - Adopted by the Board of Directors.

[  ] The number of votes east for the Amendments by each voting group entitled to vote separately on the Amendments was sufficient for approval by that voting group - Adopted by the shareholders.

4. Delayed effective date/time (mm/dd/yyyy hour: minute am pm): (if not to be effective upon filing) (Not to exceed 90 days)

5. The name and address of individuals causing this document to be delivered for filing

Last Name	First Name	Middle Initial
Quiros	Jose	P.
Address	10 Boulder Crescent. Suite 102, Colorado Springs CO 80903

/s/ Jose P. Quiros
Jose P. Quiros President/CEO

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

CERTIFICATE OF DESIGNATION OF NUMBER, VOTING POWERS,
PREFERENCES, AND RIGHTS

OF

SERIES A

PREFERRED STOCK

OF

STL Marketing Group, Inc.
(“STLK” or the “Company”)

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of STL Marketing Group, Inc., a Colorado corporation (the "Company") that: the Amended and Restated Articles of Incorporation of the Corporation authorizes the issuance of One Million Eight Hundred Thousand (1,800,000) Shares of Preferred Series A Stock of a par value of $1.00 each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any and all of said Shares by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences, and relative, participating, optional, and other special rights and qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued. Further, the Board of Directors, pursuant to Section 7-106-101 of the Colorado Revised Statutes adopted the following resolutions:

RESOLVED: This Board of Directors hereby designates the following:

(1) Voting Rights. Bach share of the Series A Preferred Stock shall have 1 vote per share and the holder(s) of the Series A Preferred Stock shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders.

(2) Dividend Rights. Each share of the Series A Preferred Stock shall be entitled to a 10% preferred annual dividend on Par ($0.10 per share) non-cumulative on any dividends, whether ordinary or liquidating, which may be declared or paid by this Company.

(3) Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series A Preferred Stock.

(4) Conversion Rights. At the option of any holder of the Series A Preferred Stock, each share of the Series A Preferred Stock may be converted into the Company’s Common Stock at any time and from time to time after March 1, 2018, as determined by die following equation:

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

A = B/C where,

“A” is the number of shares of Common Stock issuable upon Conversion of the Series A Preferred Stock;

“B” is the Investment on Record for the Series A Preferred Stock being converted; and

“C” is the conversion price (the "Conversion Price") which shall be the ten (10) day average trading price immediately preceding the Conversion Date (as hereinafter defined).

A holder of the Series A Preferred Stock may convert such Series A Preferred Stock pursuant to this Section 4 by delivering to the Company a notice (the "Conversion Notice"), in a form reasonably satisfactory to the Company, appropriately completed and duly signed and notarized, and the date any such Conversion Notice is received by the Company (as determined in accordance with the notice provisions hereof) is a "Conversion Date."

Upon conversion of any Series A Preferred Stock, the Company shall promptly upon receipt of the certificate evidencing the Series A Preferred Stock, issue or cause to be issued and cause to be delivered to or upon the written order of the Holder such Series A Preferred Stock and in such name or names as the Holder may designate, a certificate for the Common Stock issuable upon conversion (the "Underlying Shares"). The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Dale.

If the Holder is converting less than all shares of the Series A Preferred Stock represented by the certificate or certificates delivered by such Holder to the Company in connection with such conversion, or if such conversion cannot be effected in full for any reason, the Company shall promptly deliver to such holder a new certificate representing the number of shares of Series A Preferred Stock so converted. No fractional shares or scrip representing fractional shares shall be issued upon conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

(5) Adjustment for Stock Splits and Combinations. If the Company shall, at any time or from time to time after the first share of the Series A Preferred Stock is issued (the “Original Issue Date”) effect a reverse split of the outstanding shares of Common Stock, the number of shares of the Series A Preferred Stock shall be proportionately decreased and the Preferred Dividend of the Series A Preferred Stock shall be proportionately increased. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date effect a forward split of the Company’s Common Stock, the number of shares of the Series A Preferred Stock outstanding as of such date, then, shall be proportionately increased and the Stated Value of the Series A Preferred Stock shall be proportionally decreased.

(6) Once the Preferred A Series are converted they shall no longer have any preferential rights. Once the full amount of the outstanding. Preferred A Series Shares have been converted to Common Stock, Preferred Series A Shares shall become retired.

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

IN WITNESS WHEREOF, STL Marketing Group, Inc. caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series A Preferred Stock to be duly executed by its President as of this 4th day of February 2013.

DATED: February 4th, 2013 at 10:30 am MST

By:	/s/ Jose P. Quiros
Jose P. Quiros President/ CEO

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

CERTIFICATE OF DESIGNATION OF NUMBER, VOTING POWERS,
PREFERENCES, AND RIGHTS

OF

SERIES B

PREFERRED STOCK

OF

STL Marketing Group Inc.

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of STL Marketing Group, Inc., a Colorado corporation (the “Company”) that: the Articles of Incorporation of the Corporation authorizes the issuance of Series B Preferred Stock in the amount of one-billion four hundred million of a par value of $0.001 each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any and all of said Shares and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences, and relative, participating, optional, and other special rights and qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued. Further, the Board of Directors, pursuant to Section 7-106-101 of the Colorado Revised Statutes adopted the following resolutions:

RESOLVED:

This Board of Directors hereby designates 1,400,000,000 shares of the Company’s Preferred Stock (par value $0.001) as Series B Preferred Stock with each share of the Series B Preferred Stock to have the following rights and privileges:

(1) Voting Rights. Each share of the Series B Preferred Stock shall have a 1.6 vote right per share.

(2) Dividend Rights. Each share of the Series B Preferred Stock shall be entitled to any non-preferred dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

(3) Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series B Preferred Stock.

(4) Conversion Rights. The Series B Preferred Stock shall not be entitled to convert into shares of the Company’s Common Stock at anytime.

(5) Restricted. Series B Preferred Stock shall be restricted from being traded publicly, sold in part, transferred, encumbered or otherwise put at risk. The stock may be sold only if 100% of the Company is sold to a qualified party that can maintain the legal requirements for renewable energy generation in Costa Rica or if the laws in Costa Rica change allowing this block to be released.

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

IN WITNESS WHEREOF, STL Marketing Group, Inc. (fka, STLK or the Company) caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series B Preferred Stock to be duly executed by its President as of this 4th day of February 2013.

DATED: February 4th, 2013 at 9:00 am MST

By:	/s/ Jose P. Quiros
Jose P. Quiros President CEO

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

Series C Preferred Stock

CERTIFICATION OF DESIGNATION OF NUMBER, VOTING POWERS,
PREFERENCES, AND RIGHTS

OF

SERIES C

PREFERRED STOCK

OF

STL Marketing Group, Inc. (fka STLK)

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of STL Marketing Group, Inc., a Colorado corporation (the “Company”) that: the Articles of Incorporation of the Corporation authorizes the issuance of One-Hundred. Twenty Five Thousand (125,000) Shares of Preferred Series C Stock of a par value of S0.001 each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any and all of said Shares and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences, and relative, participating, optional, and other special rights and qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued. Further, the Board of Directors, pursuant to Section 7-106-101 of the Colorado Revised Statutes adopted the following resolutions:

RESOLVED: This Board of Directors hereby designates 125,000 shares of the Company’s Preferred Stock (par value $0.001) as Series C Preferred Stock with each share of the Series C Preferred Stock to have the following rights and privileges:

(1) Voting Rights. Each share of the Series C Preferred Stock shall have no voting rights.

(2) Dividend Rights. Each share of the Series C Preferred Stock shall not be entitled to any dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

(3) Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series C Preferred Stock.

(4) Conversion Rights. At the option of any holder of the Series C Preferred Stock, each share of the Series C Preferred Stock may be converted into a number of shares of the Company’s (Common Stock at any time as determined by the following equation:

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

A = B/C where,

“A” is the number of shares of Common Stock issuable upon Conversion of the Series C Preferred Stock;

“B” is the Investment on Record for the Series C Preferred Stock being converted; and

“C” is the conversion price (the “Conversion Price”) which shall be at a 50% of Market Price where Market Price means the average of the lowest three (3) trading prices daily volume weighted average prices in the ten trading days immediately preceding the Conversion Date (as hereinafter defined).

A holder of the Series C Preferred Stock may convert such Series C Preferred Stock pursuant to this Section 4 by delivering to the Company a notice (the "Conversion Notice"), in a form reasonably satisfactory to the Company, appropriately completed and duly signed, and the date any such Conversion Notice is received by the Company (as determined in accordance with the notice provisions hereof) is a "Conversion Date."

Upon conversion of any Series C Preferred Stock, the Company shall promptly upon receipt of the certificate evidencing the Series C Preferred Stock, issue or cause to be issued and cause to be delivered to or upon the written order of the Holder such Series C Preferred Stock and in such name or names as the Holder may designate, a certificate for the Common Stock issuable upon conversion (the "Underlying Shares"). The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.

If the Holder is converting less than all shares of the Series C Preferred Stock represented by the certificate or certificates delivered by such Holder to the Company in connection with such conversion, or if such conversion cannot be effected in full for any reason, the Company shall promptly deliver to such holder a new certificate representing the number of shares of Series C Preferred Stock so converted. No fractional shares or scrip representing fractional shares shall be issued upon conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

(5) Adjustment for Stock Splits and Combinations. If the Company shall, at any time or from time to time after the first share of the Series C Preferred Stock is issued (the "Original Issue Date") effect a reverse split of the outstanding shares of Common Stock, the number of shares of the Series A Preferred Stock shall be proportionately decreased. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date effect a forward split of the Company’s Common Stock, the number of shares of the Series C Preferred Stock outstanding as of such date, then, shall be proportionately increased.

(6) Once the Preferred C Series are converted they shall no longer have any preferential rights. Once the full amount of outstanding, Preferred C Series shares have been converted they shall be deemed retired.

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation

IN WITNESS WHEREOF, STL Marketing group, Inc. (fka STLK) caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series C Preferred Stock to be duly executed by its President as of this 4lh day of February 2013.

DATED: February 4th, 2013 at 10:31 am MST

By:	/s/ Jose P. Quiros
Jose P. Quiros
President/CEO

STL Marketing Group, Inc.
Amended and Restated Articles & Cert. of Designation